EXHIBIT 99.3
APRIA HEALTHCARE GROUP INC.
Pro Forma Financial Statements
(Unaudited, Dollars in Thousands)
On December 3, 2007, Apria Healthcare Group Inc. (the “Company”) completed the acquisition of Coram, Inc (“Coram”). Coram, headquartered in Denver Colorado, was a privately-held, national provider of home infusion and specialty pharmaceutical services to approximately 65,000 patients through a network of more than 70 home infusion branches across the country and 50 company-owned and operated ambulatory infusion suites. Coram has approximately 2,100 employees nationwide. Under the terms of the merger agreement, Coram was acquired for a cash price of $350 million less certain transaction expenses.
Pro Forma Results for the Nine Months Ended September 30, 2007
The Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 was prepared assuming the Coram acquisition was completed on September 30, 2007. The Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2007 was prepared assuming the Coram acquisition was completed on January 1, 2007. The effective tax rate used to determine the tax provision for the adjustments in the accompanying statement of income for the nine months ended September 30, 2007 was 37.8%. The information presented below is for illustrative purposes only and is not necessarily indicative of results that would have been achieved if the acquisition had occurred as of the beginning of the Company’s 2007 fiscal year.
Pro Forma Results for the Fiscal Year Ended December 31, 2006
The Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2006 was prepared assuming the Coram acquisition was completed on January 1, 2006. The effective tax rate used to determine the tax provision for the adjustments in the accompanying statement of income for the year ended December 31, 2006 was 36.6%. The information presented below is for illustrative purposes only and is not necessarily indicative of results that would have been achieved if the acquisition had occurred as of the beginning of the Company’s 2006 fiscal year.

APRIA HEALTHCARE GROUP INC.
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
September 30, 2007
(amounts in thousands, except share and per share data)

		Apria		Combined
	Historical	Restatement	Historical	Pro Forma		Combined
	Apria	Adjustments (1)	Coram	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,606	$—	$154	$—		$19,760
Accounts receivable, net of allowance for doubtful accounts	205,604	—	86,428	—		292,032
Inventories, net	38,535	—	16,725	—		55,260
Deferred income taxes	43,901	6,058	469	27,714	9	78,142
Deferred expenses	22,664	(19,777)	—	—		2,887
Prepaid expenses and other current assets	18,587	—	5,947	—		24,534

TOTAL CURRENT ASSETS	348,897	(13,719)	109,723	27,714		472,615

PATIENT SERVICE EQUIPMENT, net of accumulated amortization	193,831	—	—	7,117	5, 7	200,948
PROPERTY, EQUIPMENT AND IMPROVEMENTS, net	68,965	—	35,892	(9,267)	5, 7	95,590
GOODWILL	538,879	—	—	173,989	3, 4, 5, 6, 8, 9	712,868
INTANGIBLE ASSETS, net of accumulated amortization	4,223	—	12,500	91,784	4	108,507
DEFERRED DEBT ISSUANCE COSTS, net	3,279	—	—	—		3,279
OTHER ASSETS	8,974	—	5,500	(172)	3	14,302

	$1,167,048	$(13,719)	$163,615	$291,165		$1,608,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$81,028	$—	$40,728	$—		$121,756
Accrued payroll and related taxes and benefits	41,541	—	11,974	7,274	3	60,789
Income taxes payable	3,066	—	—	763	7	3,829
Other accrued liabilities	45,351	—	15,861	1,441	3, 7	62,653
Deferred revenue	33,412	(2,760)	—	229	7	30,881
Current portion of long-term debt	1,122	—	4,017	—		5,139

TOTAL CURRENT LIABILITIES	205,520	(2,760)	72,580	9,707		285,047
LONG-TERM DEBT, net of current portion	359,717	—	5,195	359,000	8	723,912
DEFERRED INCOME TAXES	71,769	—	469	1,460	9	73,698
INCOME TAXES PAYABLE AND OTHER NON-CURRENT LIABILITIES	35,233	—	4,737	1,632	3, 9	41,602

TOTAL LIABILITIES	672,239	(2,760)	82,981	371,799		1,124,259

Preferred stock, $.001 par value; 10,000,000 shares authorized, none issued	—	—	—	—		—
Common stock	61	—	—	—		61
Additional paid-in capital	510,967	—	144,128	(144,128)	6	510,967

Treasury stock, at cost; 17,018,405 shares at September 30, 2007	(430,958)	—	—	—		(430,958)
Retained earnings	414,480	(10,959)	(63,494)	63,494	6	403,521
Accumulated other comprehensive income	259	—	—	—		259

Total stockholders’ equity	494,809	(10,959)	80,634	(80,634)		483,850

	$1,167,048	$(13,719)	$163,615	$291,165		$1,608,109

See notes to pro forma combined financial statements.
..

APRIA HEALTHCARE GROUP INC.
Pro Forma Condensed Consolidated Statements of Income (Unaudited)
For the Nine Months Ended September 30, 2007
(amounts in thousands, except share and per share data)

		Apria		Combined
		Restatement	Historical	Pro Forma		Combined
	Historical Apria	Adjustments(1)	Coram	Adjustments		Pro Forma
Net revenues:
Fee for service/product arrangements	$1,054,918	$(362)	$383,390	$(7,986)	13, 14	$1,429,960
Capitation arrangements	124,533	—	—	4,152	14	128,685

TOTAL NET REVENUES	1,179,451	(362)	383,390	(3,834)		1,558,645

Costs and expenses:
Cost of net revenues:
Product and supply costs	271,686	56	310,514	(125,617)	14	456,639
Patient service equipment depreciation	82,735	—	—	1,631	12, 14	84,366
Respiratory therapy services	29,061	—	—	—		29,061
Nursing services	6,744	—	—	19,546	14	26,290
Other	12,854	—	—	—		12,854

TOTAL COST OF NET REVENUES	403,080	56	310,514	(104,440)		609,210

Provision for doubtful accounts	33,551	—	10,293	(3,834)	13	40,010
Selling, distribution and administrative	626,971	29	62,536	103,225	12, 14	792,761
Amortization of intangible assets	2,328	—	—	1,497	11, 14	3,825

TOTAL COSTS AND EXPENSES	1,065,930	85	383,343	(3,552)		1,445,806

OPERATING INCOME	113,521	(447)	47	(282)		112,839
Interest expense	17,095	—	900	16,714	10	34,709
Interest income and other	(2,038)	—	(910)	—		(2,948)

INCOME (LOSS) BEFORE TAXES	98,464	(447)	57	(16,996)		81,078
Income tax expense (benefit)	37,221	(226)	(132)	(6,097)	9, 10, 11, 12	30,766

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS	61,243	(221)	189	(10,899)		50,312
Discontinued operations	—	—	1,209	—		1,209

NET INCOME	$61,243	$(221)	$1,398	$(10,899)		$51,521

Basic net income per common share	$1.41					$1.18

Diluted net income per common share	$1.39					$1.17

See notes to pro forma combined financial statements.

APRIA HEALTHCARE GROUP INC.
Pro Forma Condensed Consolidated Statements of Income (Unaudited)
For the Year Ended December 31, 2006
(amounts in thousands, except share and per share data)

		Apria		Combined
		Restatement	Historical	Pro Forma		Combined
	Historical Apria	Adjustments(1)	Coram	Adjustments		Pro Forma
Net revenues:
Fee for service/product arrangements	$1,355,818	$(616)	$474,066	$(11,220)	13, 15	$1,818,048
Capitation arrangements	161,489	—	—	6,479	15	167,968

TOTAL NET REVENUES	1,517,307	(616)	474,066	(4,741)		1,986,016

Costs and expenses:
Cost of net revenues:
Product and supply costs	345,552	141	388,054	(162,946)	15	570,801
Patient service equipment depreciation	113,177	—	—	1,565	12, 15	114,742
Respiratory therapy services	38,501	—	—	—		38,501
Nursing services	8,825	—	—	26,002	15	34,827
Other	15,384	—	—	—		15,384

TOTAL COST OF NET REVENUES	521,439	141	388,054	(135,379)		774,255
Provision for doubtful accounts	38,723	—	20,033	(4,741)	13	54,015
Selling, distribution and administrative	804,365	(80)	77,539	133,170	12, 15	1,014,994
Amortization of intangible assets	5,080	—	—	1,996	11, 15	7,076

TOTAL COSTS AND EXPENSES	1,369,607	61	485,626	(4,954)		1,850,340

OPERATING INCOME (LOSS)	147,700	(677)	(11,560)	213		135,676
Interest expense	31,205	—	1,685	21,443	10	54,333
Interest income and other	(1,742)	—	(1,877)	—		(3,619)

INCOME (LOSS) BEFORE TAXES	118,237	(677)	(11,368)	(21,230)		84,962
Income tax expense (benefit)	43,257	40	142	(7,767)	10, 11, 12	35,672

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS	74,980	(717)	(11,510)	(13,463)		49,290
Discontinued operations	—	—	(2,227)	—		(2,227)

NET INCOME (LOSS)	$74,980	$(717)	$(13,737)	$(13,463)		$47,063

Basic net income per common share	$1.77					$1.11

Diluted net income per common share	$1.75					$1.10

See notes to pro forma combined financial statements.

APRIA HEALTHCARE GROUP INC.
Notes to Pro Forma Combined Financial Statements
(Unaudited, Dollars in Thousands)
1.	As previously disclosed in our Form 8-K filed on January 3, 2008, in the 4th quarter of 2007, during a review of the accounting for deferred revenues and deferred expenses, the Company determined that it had incorrectly deferred revenue related to all of its capitated contracts and that it had incorrectly deferred certain direct, indirect and overhead expenses. The Company has determined that the correction of the errors in accounting for deferred revenue and deferred expenses, individually and in the aggregate, is not material to any prior periods, and that it will make the necessary corrections in its Form 10-K for the fiscal year ended December 31, 2007. Accordingly, the Company’s Balance Sheet at September 30, 2007 (Historical Apria) should be adjusted to decrease deferred expenses, deferred revenues, and retained earnings by $19,777, $2,760, and $10,959, respectively, and to increase deferred income taxes by $6,058. The Company’s Statement of Income for the nine months ended September 30, 2007 (Historical Apria) should be adjusted to decrease net revenues, income tax expense, and net income by $362, $226, and $221, respectively, and to increase product and supply costs and selling, distribution, and administrative expenses by $56 and $29, respectively. The Company’s Statement of Income for the year ended December 31, 2006 (Historical Apria) should be adjusted to decrease net revenues, selling, distribution, and administrative expenses and net income by $616, $80, and $717, respectively, and to increase product and supply costs and income tax expense by $141 and $40, respectively.

2.	The pro forma allocation of the purchase price is preliminary and subject to changes based upon additional analysis. The cash purchase price of $350,000 has been preliminarily allocated as follows (in thousands):

Purchase Price (including transaction fees of $6,518)	$350,000

Other transaction costs paid in cash	6,200
Less Cash acquired in acquisition	(1,402)

Total cash paid	354,798

Transaction costs accrued	2,800
Cash at Coram not available at date of transaction	1,402

Total Transaction Financing	$359,000

Fair value of patient service equipment acquired	$7,014
Fair value of property and equipment acquired	24,916
Fair value of other assets acquired	132,064
Intangible assets	104,284
Goodwill	176,356

Total assets acquired	444,634

Liabilities assumed	(89,836)

Net assets acquired	$354,798

3.	The direct acquisition costs total $9,857 and are comprised of decreases in other assets and other non-current liabilities of $172 and $22 primarily related to deferred financing costs and investments and increases of $7,274 for accrued payroll and related tax benefits related to severance, pre-existing employment agreements and costs accrued in accordance with EITF 95-3 and $2,433 of other accrued liabilities primarily related to professional services and tail coverage insurance.

4.	The total amount of the purchase price allocated to identifiable intangibles described above is $104,284. The existing Coram intangibles of $12,500 have been eliminated.

APRIA HEALTHCARE GROUP INC.
Notes to Pro Forma Combined Financial Statements (continued)
(Unaudited, Dollars in Thousands)
5.	The net book value of patient service equipment and property, equipment and improvements of Coram was reduced by $321 and $1,829, respectively to its estimated fair value resulting in a corresponding increase of $2,150 in goodwill.

6.	The adjustment to eliminate the equity for Coram is: Common stock of $144,128 and an accumulated deficit of $63,494.

7.	An adjustment of $7,438 was made to increase patient service equipment and decrease property, equipment, and improvements to reclassify Coram balances to conform to the Company’s presentation. In addition, to conform Coram’s presentation to the Company’s, other accrued liabilities were decreased $992 and income taxes payable and deferred revenue were increased by $763 and $229, respectively.

8.	Additional debt under the Company’s revolving credit facility for purchase of Coram of $359,000.

9.	To record the implementation of FIN No. 48 for Coram which was a privately held company prior to the acquisition and to recognize deferred tax assets for which a valuation allowance had been provided by Coram as the Company expects to realize the benefits of such assets; with an increase to deferred income tax assets of $27,714, a decrease to goodwill of $24,600, an increase of deferred income tax liability for $1,460, an increase to other non-current liabilities for $1,654 and an increase in the nine months ended September 30, 2007 of $328 to income tax expense.

10.	To record interest expense of $16,714 and $21,443 on the debt to acquire Coram of $359,000 at an interest rate of 6.2% for the nine months ended September 30, 2007 and 5.97% for the year ended December 31, 2006.

11.	To record amortization of intangibles of $1,467 and $1,956 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

12.	To reduce Coram depreciation expense by $43 and $62 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively due to the write down of patient service equipment to fair value. Coram depreciation expense was also reduced by $1,142 and $2,107 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively, due to the write-down of property, equipment and improvements to fair value.

13.	To reflect a reclassification of $3,834 and $4,741 for the impact of Coram conforming to the Company’s classification of revenue adjustments and bad debt expense for the nine months ended September 30, 2007 and the year ended December 31, 2006.

14.	For the nine months ended September 30, 2007 a reclassification of $4,152 was made to break out Coram capitation revenue to conform to the Company’s presentation. In addition, the following reclassifications were made to conform Coram’s presentation to the Company’s presentation: $104,367 was added to selling, distribution and administrative expenses and $30 was added to amortization of intangible assets; product and supply costs were reduced by $125,617, while patient service equipment depreciation increased by $1,674 and nursing services increased $19,546.

15.	For the year ended December 31, 2006 a reclassification of $6,479 was made to break out Coram capitation revenue to conform to the Company’s presentation. In addition, the following reclassifications were made to conform to Coram’s presentation to the Company’s presentation: $135,277 was added to selling, distribution and administrative expenses and $40 was added to amortization of intangible assets; product and supply costs were reduced by $162,946, while patient service equipment depreciation increased by $1,627 and nursing services increased $26,002.